                                                              Exhibit 23(k)(i)
CONTENTS

Merrill Lynch Bank USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

3     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

4-37  FINANCIAL STATEMENTS

4     Consolidated Balance Sheets

5     Consolidated Statements of Earnings

6     Consolidated Statements of Changes in Stockholder's Equity

7-8   Consolidated Statements of Cash Flows

9-37  Notes to Consolidated Financial Statements

38-39 MANAGEMENT'S REPORT ON INTERNAL CONTROLS AND COMPLIANCE

40    INDEPENDENT ACCOUNTANTS' REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Merrill Lynch Bank USA:

We have audited the accompanying consolidated balance sheets of Merrill Lynch
Bank USA (a wholly owned subsidiary of Merrill Lynch & Co., Inc.) and its subsidiaries (collectively the "Bank") as of December 31, 2004 and December
26, 2003, and the related consolidated statements of earnings, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2004.  These financial statements are the responsibility of the Bank's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Bank at December 31, 2004, and December 26, 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
March 2, 2005

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS
December 31, 2004 and December 26, 2003

(Dollars in thousands, except per share amounts)

2004                                              2003
Assets
Cash and due from banks                    $    18,811         $   651,630
Cash equivalents                             1,535,000             580,000
Federal funds sold                                  --              45,000
Trading assets                                 1,308,368         1,517,280
Securities (includes securities pledged
     as collateral that can be sold or repledged of
     $4,973,687 in 2004 and $7,498,277 in 2003)       27,764,95
30,384,883
Loans held for sale                          5,229,960           5,777,031
Loans and leases receivable                 29,619,839          26,353,485
Allowance for loan and lease losses          (167,224)           (152,179)
Loans and leases receivable, net            29,452,615          26,201,306
Accrued interest receivable                    215,625             182,171
Derivative assets                               53,534              66,495
Investment in Federal Home Loan Bank           121,106             116,214
Receivable from Parent and affiliated companies          192,608
2,295
Net deferred income taxes                      193,445             149,549
Property and equipment, net                     45,963              45,305
Cash delivered to collateralize derivative obligations             162,839
290,173
Other assets                                   408,095             371,065
Total assets                               $66,702,925         $66,380,397

Liabilities and Stockholder's Equity
Liabilities
Interest bearing deposits                  $55,410,345         $53,212,010
Federal funds purchased and securities sold under
     agreements to repurchase                4,688,480           6,668,238
Unsettled securities payable                   380,417             487,712
Derivative liabilities                         168,272             331,041
Payable to Parent and affiliated companies      87,738             104,944
Current income taxes payable                   219,112             109,142
Advances from Federal Home Loan Bank             2,200               2,200
Other borrowings                                    --             593,006
Other liabilities                              580,441             417,728
     Total liabilities                      61,537,005          61,926,021
Stockholder's equity
Preferred stock, 6% noncumulative, par value $1,000;
     1,000,000 shares authorized, issued and outstanding
     at December 31, 2004, and at December 26, 2003   1,000,000
1,000,000
Common stock, par value $1; 1,000,000 shares
     authorized, issued and outstanding          1,000               1,000
Paid-in capital                              2,367,679           2,367,679
Retained earnings                            1,802,576           1,101,010
Accumulated other comprehensive loss, net of tax         (5,335)
(15,313)
     Total stockholder's equity              5,165,920           4,454,376
Total liabilities and stockholder's equity $66,702,925         $66,380,397

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF EARNINGS
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

(Dollars in thousands)
                                           2004           2003         2002
Interest income:
Loans and leases receivable           $1,351,079     $1,053,628   $    768,004
Mortgage-backed and asset-backed securities    398,619        497,717
971,961
U.S. Treasury and government agency securities  44,588        64,683
41,001
Non-U.S. government and agency securities       11,375        9,324
--
Corporate debt securities                44,722         34,770       50,038
Trading assets                           55,499         38,342      126,392
Federal funds sold and securities purchased
      under agreements to resell, and cash equivalents        17,752
22,813                                   26,933
      Total interest income            1,923,634      1,721,277    1,984,329

Interest expense:
Deposits                                352,862        300,204      686,814
Federal funds purchased and securities
     sold under agreements to repurchase        91,199        68,374
41,238
Parent and affiliated companies           1,489          1,840        4,064
Other borrowings                          1,484            500        2,013
       Total interest expense           447,034        370,918      734,129
Net interest income                    1,476,600      1,350,359    1,250,200
Provision for loan and lease losses     171,291         53,797       89,268
Net interest income after provision for loan
      and lease losses                 1,305,309      1,296,562    1,160,932

Noninterest income:
Lines of credit fees                    326,757        252,470      159,342
Gains on sale of loans, net             189,820        327,758      103,987
Servicing and other fees, net            88,619         49,538       36,669
Gains on sales of securities, net        53,834        113,545      109,825
Gains on sales of mortgage servicing assets, net         2,805        8,757
29,170
Trading losses                         (23,906)       (19,621)     (12,113)
Losses on other-than-temporary impaired securities    (29,680)     (114,046)
--
Losses on nonhedging derivatives       (100,251)      (95,547)     (45,284)
Other                                    50,861         47,363       31,654
      Total noninterest income          558,859        570,217      413,250

Noninterest expenses:
Compensation and benefits               283,649        212,410      137,477
Deposit administration fees             140,831        138,767      145,578
Communications and technology            42,927         46,687       34,079
Provision (recovery of prior provision)
      for unfunded loan commitments      25,579         18,615     (17,791)
Professional fees                        21,804         17,230       13,462
Trust management fees                    19,367         17,949       16,588
Loan servicing and administration        19,004         10,499        4,752
Occupancy and related depreciation       13,196         11,496       13,040
Service fees from Parent and affiliates         10,874        11,527
10,274
FDIC and state assessments               10,631         10,606       11,178
Other                                    31,384         27,050       25,136
      Total noninterest expenses        619,246        522,836      393,773

Earnings before income taxes           1,244,922      1,343,943    1,180,409
      Income taxes                      433,356        487,657      438,927
Net earnings                          $ 811,566      $ 856,286    $ 741,482

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

(Dollars in thousands)

                                                            Accumulated
                                                                 Other      Total
                       Preferred  Common   Paid-in Retained Comprehensive Stockholder's
                           Stock   Stock   Capital  EarningsIncome (Loss)  Equity

Balance, December 28, 2001 $800,000$1,000 $2,367,679$400,242$ (25,444) $3,543,477
Comprehensive income:
  Net earnings                                       741,482              741,482
  Other comprehensive income:
  Net unrealized gains on
      securities (net of tax)
3,794                      3,794
  Deferred losses on cash flow
      hedges (net of tax and
      reclassification of $72,047 of
      gains included in earnings)                                        (11,191)
(11,191)
  Total comprehensive income                                              734,085
  Cash dividends declared                          (580,000)            (580,000)
Balance, December 27, 2002 800,0001,000 2,367,679   561,724   (32,841)  3,697,562
Comprehensive income:
  Net earnings                                       856,286              856,286
  Other comprehensive income:
  Net unrealized gains on securities
       (net of tax)                                             15,773     15,773
  Deferred gains on cash flow
      hedges (net of tax and
      reclassification of $39,897
      of gains included in earnings)                                        1,755
1,755
  Total comprehensive income                                              873,814
  Issuance of preferred stock200,000                                      200,000
  Cash dividends declared                (317,000)                      (317,000)
Balance, December 26, 2003 1,000,0001,000 2,367,679 1,101,010 (15,313)  4,454,376
Comprehensive income:
  Net earnings                                       811,566              811,566
  Other comprehensive income:
  Net unrealized gains on securities
       (net of tax)                                             30,131     30,131
  Deferred losses on cash flow
       hedges (net of tax and
       reclassification of $2,541
       of gains included in earnings)                                    (20,153)
 (20,153)
  Total comprehensive income                                              821,544
  Cash dividends declared                          (110,000)            (110,000)
Balance, December 31, 2004$1,000,000$1,000$2,367,679$1,802,576$ (5,335) $5,165,920

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

(Dollars in thousands)

Cash Flows From Operating Activities
Net earnings                                  $811,566    $856,286      $741,482
Adjustments to reconcile net earnings to net cash provided by
  (used for) operating activities:
   Provision for loan and lease losses         171,291      53,797        89,268
   Provision for unfunded loan commitments      25,579      18,615      (17,791)
   Lower of cost or market adjustment on held for sale loans19,355         8,7864,774
   Losses on other-than-temporary impaired securities29,680114,046            --
   Gains on sales of securities               (53,834)   (113,545)     (109,825)
   Deferred income taxes                        11,200      89,351      (60,643)
   Depreciation and amortization                 9,632       9,579        10,215
   Net amortization of premium                  16,977      41,501        37,557
   Gains on sales of mortgage servicing assets  (2,805)    (8,757)      (29,170)
   Federal Home Loan Bank stock dividend       (3,507)     (5,532)       (3,690)
   Gains on trading assets                      (542)      (9,847)      (18,888)
   Losses on nonhedging derivatives            100,251      95,547        45,284
   Gains on sale of loans                    (209,175)   (336,544)     (108,761)
   Other                                           516       9,618        30,746
   Changes in operating assets and liabilities:
   Origination, purchases, and drawdowns on loans
   held for sale, net of repayments      (11,591,766)  (23,570,932) (10,807,782)
   Net proceeds from sales of loans held for sale12,779,92722,008,910  9,294,973
   Purchases of trading assets            (14,276,901) (32,741,528)  (4,477,340)
   Proceeds from sales and maturities of trading securities14,473,285 31,863,7806,501,918
   Net decrease in trading loans                    --          --     (456,015)
Net change in:
   Accrued interest receivable               (33,454)      21,577       (61,921)
   Net deferred income taxes                   119,137    107,175      (282,889)
   Current income taxes payable               (68,432)   (189,093)       284,245
   Other, net                                   76,301     402,708      (55,681)
        Net cash (used for) provided by operating activities2,404,281 (1,274,502)
550,066

Cash Flows From Investing Activities
Proceeds from (payments for) securities:
   Purchases                              (20,483,066) (30,422,642) (27,381,626)
   Sales                                    17,029,566  31,248,922    25,772,382
   Maturities                                5,824,989   8,585,137    10,308,495
Net change in:
   Federal funds sold and securities purchased under
   agreements to resell                         45,000    (45,000)        65,102
   Loans and leases receivable             (3,976,010) (5,262,723)  (10,089,409)
   Cash received from (delivered to) counterparties to
           collateralize derivative obligations127,334     574,089     (864,262)
Purchase of Federal Home Loan Bank stock            --    (34,933)      (24,618)
Proceeds from sales of mortgage servicing assets52,321      77,483        99,321
Purchases of property and equipment           (10,288)   (11,920)       (10,235)
   Net cash (used for) provided by investing activities (1,390,154)    4,708,413 (2,124,850)

Cash Flows From Financing Activities
Increase (decrease) in:
   Deposits                                  2,198,335 (2,488,802)   (4,264,895)
   Federal funds purchased and securities sold under agreements
   to repurchase                           (1,979,758)     205,155     6,213,083
   FHLB advances                                    --   (400,000)     (200,000)
   Other borrowings                          (593,006)     593,006            --
   Long-term debt to parent                         --          --     (120,000)
   Receivable to and from Parent and affiliated companies, net (27,517) (285,831)
 (14,740)
Issuance of preferred stock                         --     200,000          --
Payment of dividends                         (290,000)   (172,000)     (615,000)
   Net cash (used for) provided by financing activities  (691,946)   (2,348,472)998,448
   Increase (decrease) in cash, due from banks and cash equivalents      322,1811,085,439
 (576,336)
Cash, due from banks and cash equivalents, beginning of year1,231,630    146,191722,527
Cash, due from banks and cash equivalents, end of year  $1,553,811    $1,231,630$146,191

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

(Dollars in thousands)

                                                2004           2003         2002

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
   Interest                                 $455,002       $382,426     $776,250
   Income taxes                              323,386        369,201      361,347

Supplemental Disclosures of Noncash Investing
and Financing Activities:
   Transfer of loans to repay borrowing      593,006             --           --
   Unsettled purchases of securities with the
        related payable recorded in other liabilities       380,417      487,712
166,404
   Transfers of repossessed assets from loans to other assets47,021        3,067
1,823
   Unrealized gain on available-for-sale securities, net of taxes30,131   15,773
3,794
   Dividends declared and unpaid              20,000        200,000       55,000
   Unrealized (loss)/gain on cash flow swaps (20,153)         1,755     (11,191)
   Charge offs, net of recoveries          (156,732)       (30,569)     (59,548)
   Transfer of mortgage loans from trading assets
        to loans held for sale                    --             --    1,429,035
   Transfer of available-for-sale securities to trading          --           --
479,442

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

(Dollars in thousands)

CONTENTS

9  NOTE 1. Summary of Significant Accounting Policies
17 NOTE 2.  Business Combinations
18 NOTE 3. Trading Assets and Liabilities
19 NOTE 4. Securities
21 NOTE 5. Loans and Leases Held for Sale
22 NOTE 6. Loans and Leases Receivable
23 NOTE 7. Allowance for Loan and Lease Losses and Unfunded Loan Commitments
24 NOTE 8. Property and Equipment
24 NOTE 9. Interest Bearing Deposits
25 NOTE 10.                           Borrowed Funds
26 NOTE 11.                        Subordinated Debt
26 NOTE 12.                             Income Taxes
27 NOTE 13.Securitization Transactions and Transactions with Variable Interest Entities
29 NOTE 14.            Affiliated Party Transactions
31 NOTE 15.Commitments, Contingencies, and Guarantees
34 NOTE 16.                     Capital Requirements
35 NOTE 17.           Cash and Dividend Restrictions
35 NOTE 18.                   Employee Benefit Plans
36 NOTE 19.                              Derivatives
37 NOTE 20.      Fair Value of Financial Instruments

NOTE 1.Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS
Merrill Lynch Bank USA ("MLBUSA" or the "Bank") is a wholly owned subsidiary of
Merrill Lynch & Co., Inc. (the "Parent").  MLBUSA is licensed as an industrial bank pursuant to the laws of the State of Utah and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC").  MLBUSA is regulated and examined by the FDIC and the Utah Department of Financial Institutions.  The
Bank accepts money-market deposit accounts ("MMDA"), transaction accounts, and time deposits that are principally used to fund consumer and commercial loans and invest in securities at the Bank or its subsidiaries.  MLBUSA's deposits are generally agented by Merrill Lynch, Pierce, Fenner & Smith Incorporated
("MLPF&S"), an affiliate.  The Bank also serves as trustee for certain collective funds.  MLBUSA's products are offered on a national basis.

PRINCIPLES OF CONSOLIDATION AND
BASIS OF PRESENTATION
The consolidated financial statements of MLBUSA include the accounts of MLBUSA and its subsidiaries. MLBUSA's subsidiaries are controlled through a majority voting interest or consolidated basis on a risks and rewards approach required by the Financial Accounting Standards Board ("FASB") revised Interpretation No.
("FIN") 46R (revised December 2003) Consolidated Variable Interest Entities.
All significant intercompany accounts and transactions between MLBUSA and its subsidiaries have been eliminated.

The consolidated financial statements conform with accounting principles and prevailing industry practices generally accepted in the United States of
America.  Generally accepted accounting principles ("GAAP") require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes.  Estimates, by their nature, are based upon judgment and available information; therefore, changing economic conditions and economic prospects of borrowers may result in actual performance that differs from those estimated and could have a material impact on the consolidated financial statements.  It is possible that such changes could occur in the near term.  Significant estimates made by management are discussed in these notes as applicable.

Certain reclassifications and format changes have been made to prior year amounts to conform to the current year's presentation.
MLBUSA's fiscal year ends on the last Friday in December.  2004 results include
53 weeks of operations, and 2003 and 2002 results includes 52 weeks of operations.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

CASH EQUIVALENTS
MLBUSA considers cash equivalents to be Federal funds sold and highly liquid securities with maturities at purchase or origination of three months or less.
Included in cash equivalents as of December 31, 2004 and December 26, 2003 were
$1,535,000 and $580,000, respectively, of Federal funds sold.

FEDERAL FUNDS SOLD
Federal funds sold are unsecured, short-term investments entered into with other financial institutions.

SECURITIES PURCHASED UNDER AGREEMENTS
TO RESELL AND SECURITIES SOLD UNDER
AGREEMENTS TO REPURCHASE
To manage liquidity, the Bank enters into securities purchased under agreements to resell, and securities sold under agreements to repurchase, transactions.
These agreements are generally treated as collateralized financing transactions and are recorded at the amounts at which the securities (including accrued interest) will be subsequently resold or reacquired, as specified in the respective agreements.  The Bank's policy is to take possession of securities purchased under agreements to resell.  To ensure that the market value of the underlying collateral remains sufficient, collateral is valued daily, and the
Bank may be required to deposit, or may request, additional collateral, when appropriate.  Substantially all repurchase activities are transacted under a master netting agreement that gives the counterparty the right, in the event of default, to liquidate collateral held and to offset its receivable.  Securities purchased under agreements to resell and securities sold under agreements to repurchase are reported net by counterparty, when applicable.

TRADING ASSETS AND LIABILITIES
Trading assets and liabilities include securities for which repayment and interest rate risk are dynamically managed, as well as the financial derivatives used to manage those risks.  Trading assets and liabilities also include derivatives that do not hedge an asset or liability for accounting or economic purposes.  Trading assets and liabilities are reported at fair value.  Fair value is based on quoted market prices obtained from external pricing services, pricing models based on net present value of estimated future cash flows, or directly observed market prices.  Obtaining the fair value for trading assets, trading liabilities, and derivatives requires the use of management's judgment and estimates.  Trading income (losses) includes realized and unrealized gains and losses from the financial instruments designated as trading in the period that fair value changes.  Trading income (losses) also includes any interest income or expense related to the trading derivative instruments.

SECURITIES
Securities include investments in debt and equity securities.  The Bank records its securities on a trade date basis.  MLBUSA classifies all of its debt securities and all of its equity securities with readily determinable fair values as either "trading,""held-to-maturity," or "available-for-sale" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115,
Accounting for Certain Investments in Debt and Equity Securities ("SFAS No.
115"). The accounting for trading securities is discussed in the Trading Assets and Liabilities section of this note.  Held-to-maturity securities are debt securities that MLBUSA has the positive intent and ability to hold to maturity.
These securities are recorded at amortized cost unless a decline in value is deemed other-than-temporary, in which case the carrying value is adjusted.  The amortization of premium or accretion of discount, as well as any unrealized loss deemed
other-than-temporary, are included in current period earnings.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

Securities subject to SFAS No. 115 that are not categorized as trading or held-to-maturity are classified as available-for-sale and reported at fair value.  Unless a decline in value is deemed to be other-than-temporary, unrealized gains or losses on these securities (except for securities hedged by fair value hedges that qualify as a hedge under SFAS No. 133, Accounting for
Derivative Instruments and Hedging Activities, as amended ("SFAS No. 133")), are included in stockholder's equity and reported as a component of other comprehensive income, net of applicable income taxes.  For investments that are deemed to have an other-than-temporary impairment, any unrealized loss is included in current period earnings.

Management reviews all held-to-maturity and available-for-sale investments periodically to determine whether any impairment is other-than-temporary.
Factors considered in the review include the length of time and extent for which market value has been less than cost, the financial condition and near term prospects of issuer, and the intent and ability to retain the security to allow for
market recovery.

Equity securities without readily determinable fair values are accounted for at cost, except to the extent they are hedged with derivatives that qualify as a hedge under SFAS No. 133, and are periodically reviewed for impairment. The Bank utilizes the average cost method to calculate realized gains and losses on security sales.  Gains and losses on sales are recorded in noninterest income.

LOANS HELD FOR SALE
The Bank classifies certain residential mortgage and automobile loans, certain leases, and portions of certain commercial loans with current credit risk exposures greater than the Bank wishes to retain, as held for sale.  These loans are reported at the lower of aggregate cost or market value ("LOCOM") for each type of loan held for sale.  Gains and losses on sales of loans and changes in the LOCOM are recorded in the caption Gains on sale of loans.  The determination of market value includes consideration of all open positions, outstanding commitments from investors and related fees paid.  Gains and losses on sales of loans held for sale are recognized at settlement date.

LOANS AND LEASES RECEIVABLE
Loans and leases receivables ("loans") are reported at the principal amount outstanding net of deferred fees, direct origination costs and premiums or discounts for loans purchased from third parties.  Interest income on loans is calculated by using the contractual interest rate on daily balances of the principal amount outstanding.  Deferred fees, net of deferred loan origination costs, and premiums or discounts for loans purchased, are amortized to interest income generally over the expected or contractual life of the loan using the interest method, or the straight-line method if it is not materially
different.All loans that are greater than 90 days past due principal or interest payments, and other loans exhibiting credit quality weaknesses, are evaluated individually for impairment in accordance with SFAS No.114, Accounting by
Creditors for Impairment of a Loan ("SFAS No. 114").  A loan is determined to be impaired when it is probable that the Bank will not be able to collect all principal and interest due under the contractual terms of the loan.  All payments received on impaired loans are applied to principal until the principal balance has been reduced to a level where collection of the remaining recorded investment is not in doubt.  If collection of the recorded investment is not in doubt, contractual interest will be credited to interest income when received.
The Bank charges off those loans it considers to be uncollectible and of such little value that its continuance as an asset is unwarranted.  If an asset is received in settlement of a debt or as a result of foreclosure or other legal action, an amount equal to the net realizable value of the asset received is transferred from loans to other real estate owned, or other assets owned, depending on the nature of the asset received.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

Allowance for Loan and Lease Losses
The allowance for loan and lease losses is established at an amount sufficient to absorb management's estimate of probable incurred credit losses in the loans and leases receivable portfolio.  Management's estimate of loan losses includes considerable judgment about collectibility based on available information at the balance sheet date, and the uncertainties inherent in those assumptions.  While management uses the best information available on which to base its estimates, future adjustments to the allowance may be necessary based on changes in the economic environment or variances between actual results and the original assumptions used by management.  Additions to the allowance for loan and lease losses are made by charges to the provision for loan and lease losses.  Loans considered uncollectible are charged off against the allowance for loan and lease losses.  Recoveries of amounts previously charged off are credited to the allowance for loan and lease losses.  The allowance for loan and lease losses is reported as an adjustment to the loans and leases receivable balance to arrive at loans and leases receivable, net.

MLBUSA's allowance for loan and lease losses is estimated considering whether the loan is impaired, the type of loan product, first loss insurance, the estimated credit risk associated with a loan or pool of loans, and the default and loss rates experienced by the Bank or industry.

If a loan is considered impaired, MLBUSA will measure the impairment based on either the present value of estimated future cash flows, market value, or, if the loan is collateral dependent, the fair value of the collateral less estimated costs to sell.  Fair value of  the collateral is generally determined by third party appraisals in the case of residential mortgage loans, quoted market prices for securities, and estimated fair values for other assets.  For commercial unsecured impaired loans, MLBUSA uses the estimated market value of the loan to measure impairment.  Market value will generally be derived from quoted market prices, recent prices on loan sales, credit default protection costs, or observed traded prices.  If a market value is not available, the present value of expected cash flows discounted at the loan's effective interest rate is used to measure impairment.  The amount by which the loan balance exceeds the impairment measure is included as a component of the allowance for loan and lease losses estimate.

For homogeneous consumer loans that are not impaired, the loan portfolio is grouped by product.  An estimate of losses inherent in each product is calculated based upon the historical loss experience of that consumer loan product, and adjusted consider-ing a variety of factors including, but not limited to, first loss insurance, performance trends, delinquencies, and current economic conditions.

For unsecured commercial loans that are not impaired, the allowance for loan losses is based on expected losses considering the credit risk rating grade assigned to the borrower, and historical default and loss rates experienced for those grades.  Alternatively, for non-investment grade borrowers, the allowance for loan losses is based on market credit spreads for similar borrowers, or quoted prices for loans and/or credit default protection.  The remainder of the commercial loans that are not impaired are segregated by loan product and by credit risk grade according to internal rating definitions.  These loan grades, in conjunction with an analysis of historical loss experience, industry loss experience, current economic conditions, and portfolio trends, are used to generate an estimate of the inherent loss for those commercial loans.

MLBUSA's allowance for loan and lease losses includes a residual component not associated with loans considered individually or as a pool.  The residual component of the allowance reflects the uncertainties, estimates, and assumptions embedded in the methodologies used in estimating the expected losses in both the consumer and commercial loan portfolios.

ALLOWANCE FOR UNFUNDED LOAN COMMITMENTS
MLBUSA's allowance for unfunded loan commitments is established at an amount sufficient to absorb management's estimate of probable incurred losses on
MLBUSA's unfunded loan commitments.  The allowance for unfunded loan commitments is included in other liabilities.  Additions to the allowance for unfunded loan commitments are made by charges to the provision for unfunded loan commitments.
Commitments considered uncol-lectible when funded are charged-off against the allowance.  Subsequent recoveries are credited to the allowance for unfunded loan commitments.  MLBUSA's methodology for estimating the allowance amount parallels the allowance for loan and lease loss methodologies described earlier in this note.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

INCOME RECOGNITION ON DELINQUENT
AND NONACCRUAL LOANS
Accrual of interest on a loan is discontinued when the borrower has defaulted for a period of 90 days in payment of principal or interest, or both, unless the loan is highly collateralized and in the process of collection.  Income previously accrued and unpaid on a nonaccrual loan is removed as an asset and charged against current period interest income.  Income on nonaccrual loans, including impaired loans, is recognized only to the extent that cash payments are received and, in management's judgment, full payment of the loan is expected.  If, in management's judgment, the borrower has the ability to make periodic interest and principal payments as scheduled, the loan is returned to accrual status.

MORTGAGE LOAN SERVICING
The servicing rights of certain residential mortgage loans are sold to a third party upon origination.  The portion of interest paid by the borrower that is designated as servicing is excluded from interest income.  Accordingly, there are no servicing expenses reported for these residential mortgage loans.  Gains and losses on sales of mortgage loan servicing rights are recognized on settlement date.

The Bank has contracts to service mortgage loans for investors, including affiliates.  Loans serviced for others are not reflected as assets in the accompanying consolidated financial statements.  Loans serviced for others totaled approximately $532,000, $648,000, and $799,000 at December 31, 2004,
December 26, 2003, and December 27, 2002, respectively.  The Bank receives servicing fees based upon stipulated percentages of the outstanding principal balances of such loans and the excess of the contractual interest income on the loans over stated pass-through rates to the investors.

FEDERAL HOME LOAN BANK ("FHLB") STOCK
The Bank, as a member of the FHLB, is required to own shares of FHLB capital stock.  This requirement is based upon the amount of either eligible collateral or advances outstanding from the FHLB.  FHLB capital stock is reported at cost.

PROPERTY AND EQUIPMENT
Property and equipment primarily consist of buildings, technology hardware and software, furniture and fixtures, and leasehold improvements, and are stated at historical cost, net of accumulated depreciation and amortization.  Qualifying costs incurred in the development of internal use software are capitalized when costs exceed $5,000 and are amortized over the useful life of the developed software, generally not exceeding three years.  Depreciation is computed using the straight-line method.  Buildings and equipment are depreciated over the estimated useful life of the asset, while leasehold improvements are amortized over the shorter of the term of the lease or the estimated life of the improvement.

INCOME TAXES
The results of operations of the Bank are included in the consolidated U.S.
Federal income tax return filed by the Parent.  The Bank files its U.S. state income tax returns on both a separate basis and combined basis with the Parent, as required. U.S. Federal taxes associated with consolidated operating results are allocated by the Parent to its respective subsidiaries in a manner that approximates the separate company method.  Under such allocation method, the
Bank's separate Federal income tax liability calculation reflects certain benefits which the Bank would not otherwise receive if it filed a separate
Federal income tax return, to the extent that these benefits were generated by the Bank and
to the extent they were utilized in the calculation of the Parent and its subsidiaries' Federal consolidated income tax liability.  The Bank provides for income taxes on all transactions that have been recognized in the consolidated financial statements in accordance with SFAS No. 109, Accounting for Income
Taxes ("SFAS No. 109").  As provided in SFAS No. 109, deferred taxes reflect the tax rates at which future taxable amounts will likely be settled or realized.
The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period during which such changes are enacted.  When necessary, deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the asset will not be realized.  See Note
12 to the Consolidated Financial Statements for further information.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

DERIVATIVES
A derivative is an instrument whose value is "derived" from an underlying instrument or index such as a future, forward, swap, or option contract, or other financial instrument with similar characteristics.  Derivative contracts often involve future commitments to exchange interest payment streams or currencies based on a notional or contractual amount (e.g., interest rate swaps or currency forwards) or to purchase or sell other financial instruments at specified terms on a specified date (e.g., options to buy or sell securities or currencies).

SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts ("embedded derivatives") and for hedging activities. SFAS No. 133 requires that the Bank recognize all derivatives as either assets or liabilities in the Consolidated Balance Sheets and measure those instruments at fair value.
The fair value of all derivatives is recorded on a net-by-counterparty basis where management believes a legal right of setoff exists under an enforceable netting agreement.

The accounting for changes in fair value of a derivative instrument depends on its intended use and the resulting designation.  Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices. Fair values for over-the-counter ("OTC") derivative financial instruments, principally forwards, options, and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments.  These derivatives are valued using pricing models based on the net present value of estimated future cash flows and directly observed prices from exchange-traded derivatives, other OTC trades or external pricing services.

MLBUSA uses interest rate contracts, such as interest rate swaps, basis swaps, options and futures, to manage its earnings exposure to future changes in interest rates.  The Bank uses credit default swaps to manage its earnings exposure to future changes in the credit quality for a portion of its loan portfolio (including unfunded commitments).  The Bank uses foreign-exchange forward contracts, foreign-exchange options and currency swaps to hedge its exposure to changes in foreign exchange rates.

Derivatives entered into that meet the hedge accounting criteria of SFAS No. 133 are designated, on the date they are entered into,
as either:

1) A hedge of the fair value of a recognized asset or liability ("fair value"
hedge).  Changes in the fair value of derivatives that are designated and qualify as fair value hedges, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings as interest revenue or expense.

2) A hedge of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge).  Changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recorded in accumulated other comprehensive loss until earnings are affected by the variability of cash flows of the hedged asset or liability (e.g., when periodic interest accruals on a variable-rate asset or liability are recorded in earnings).

Derivatives used as fair value or cash flow hedges generally are not terminated.  For fair value hedges that are terminated or sold, gains or losses are recognized immediately in net earnings.  The cumulative gain or loss on the hedged asset or liability is recognized in income or expense over the remaining life of the hedged item.  When terminations to cash flow hedges do occur, gains or losses remain in other comprehensive income and are recognized in income or expense over the shorter of the remaining expected lives of the underlying hedged assets or liabilities or the derivative instrument.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

The Bank formally assesses, both at the inception of the hedge and on an ongoing basis, whether the hedging derivatives are highly effective in offsetting changes in fair value or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge, MLBUSA discontinues hedge accounting.  Under the provisions of SFAS No. 133, hedge effectiveness is assumed for those derivatives whose terms match the terms of the asset or liability being hedged and that otherwise meet the conditions of SFAS No. 133 as amended.

As noted above, the Bank enters into fair value interest rate swaps to hedge the interest rate exposure.  Hedge effectiveness testing is required for all of these hedging relationships and the component of each derivative's change in fair value that is not attributable to the change in interest rates is excluded and reported in current period earnings.  It is expected that the majority of mark-to-market net gains (losses) on derivative instruments designated as cash flow hedges that were in accumulated other comprehensive income at December 31,
2004 are expected to be reclassified into earnings over the next four years.
The ineffective portion of the cash flow hedge is reported in earnings immediately.  Over the next 12 months, it is expected that $249 (after tax) of net loss recorded in other comprehensive income at December 31, 2004 will be recognized in earnings.

Derivatives designated to hedge securities, loans, and deposits are reported in derivative assets and derivative liabilities at fair value (fair value includes accrued interest receivable or payable and unamortized premium or discount).
Cash flows associated with such derivatives are classified in the same Statement of Earnings and Statement of Cash Flows line items as the items being hedged.

For the years ended December 31, 2004, December 26, 2003, and December 27, 2002,
the amount of fair value hedge ineffectiveness included in the Bank's interest income was a pretax loss of $7,891, $4,862, and $2,377, respectively.

For a derivative not designated as a hedge that is related to a trading asset or liability the change in fair value is recognized in the period fair value changes and recorded in trading gains and losses.  A derivative not designated as a hedge that is related to a trading asset or liability is reported as a component of trading assets or other liabilities.

A derivative acquired as an economic hedge of non-trading assets or liabilities that cannot be accounted for as a hedge is considered a nonhedging derivative.
A nonhedging derivative that is not classified in trading assets or liabilities is reported in derivative assets or liabilities at fair value.  Realized and unrealized changes in a nonhedging derivative's fair value, as well as cash flows associated with the derivative, are reported in Gains and losses on nonhedging derivatives.

In certain instances foreign exchange contracts used to economically hedge foreign denominated assets or liabilities are translated at the spot rate.  For these economic hedges, the fair value associated with the difference between the spot translation rate and the contracted forward translation rate relates to the time value of money and is therefore reflected in interest expense.  The revaluation of the contract related to changes in the spot rate is recorded in other income.

The Bank has established bilateral collateral agreements with its major derivative dealer counterparties that provide for exchange of marketable securities or cash to collateralize either party's future payment of obligations pursuant to derivative contracts.  As
of December 31, 2004 and December 26, 2003, the Bank had provided counterparties with cash totaling $162,839 and $290,173, respectively, to collateralize its future payment obligations with derivative counterparties.

To reduce risk, the Bank generally enters into International Swaps and
Derivatives Association, Inc. master agreements or their  equivalent (master netting agreements) with each of its counterparties, as soon as possible.
Master netting agreements provide protection in bankruptcy in certain circumstances and, in some cases, enable derivative receivables and payables with the same counterparty to be offset in the Consolidated Balance Sheets providing more meaningful balance sheet presentation of credit exposure.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

VALUATION OF DERIVATIVES
Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices. Fair values for OTC derivative financial instruments, principally forwards, options and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments.  These derivatives are valued using pricing models based on the net present value of estimated future cash flows and directly observed prices from exchange-traded derivatives, other OTC trades or external pricing services.

New and/or complex instruments may have immature or limited markets.  As a result, the pricing models used for valuation often incorporate significant estimates and assumptions, which may impact the level of precision in the financial statements.  For long-dated and illiquid contracts, extrapolation methods are applied to observed market data in order to estimate inputs and assumptions that are not directly observable.  This enables the Bank to mark all positions consistently when only a subset of prices are directly observable.
Values for non-exchange-traded derivatives are verified using observed information about the costs of hedging out the risk and other trades in the market. Unrealized gains for these instruments at the inception of the contract are not recognized unless the valuation model incorporates significant observable market inputs.  As the markets for these products develop, the Bank continually refines its pricing models based on experience to correlate more closely to the market risk of these instruments.

RISK MANAGEMENT
The Bank is subject to the Parent's overall risk management policies and procedures.  In the course of conducting its business operations, the Bank is exposed to a variety of risks.  These risks include market, credit, liquidity, foreign exchange, operational and other risks that are material and require comprehensive controls and management.  The Parent's Global Liquidity and Risk
Management ("GLRM") group, along with other control units, ensures that these risks are properly identified, monitored and managed throughout the Bank.  To accomplish this, GLRM has established a risk management process that includes:

o A formal risk governance organization that defines the oversight process and its components.

o A regular review of the entire risk management process by the Audit Committee of the Parent's Board of Directors.

o Clearly defined risk management policies and procedures supported by a rigorous analytic framework.

o Close communication and coordination between the business, executive, and risk functions while maintaining strict segregation of responsibilities, controls and oversight.

o Clearly articulated risk tolerance levels as defined by a group composed of executive management that are regularly reviewed to ensure that the Bank's risk-taking is consistent with its business strategy, capital structure and current and antici-pated market conditions.

The risk management process, combined with GLRM's personnel and analytic infrastructure, works to ensure that the Bank's risk tolerance is well-defined and understood by the firm's risk-takers as well as by its executive management.  Other groups, including Corporate Audit, Finance, Legal, and
Treasury, work with GLRM to establish this overall risk management control process.  While no risk management system can ever be absolutely complete, the goal of GLRM is to make certain that risk-related losses occur within acceptable, predefined levels.

The Bank, as part of the Parent's risk management process, documents its risk management objectives and strategies for undertaking various derivativetransactions.  The risk management objectives and strategies are monitored and managed by GLRM in accordance with established risk management policies and procedures that include risk-tolerance levels.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In March 2004, the Emerging Issues Task Force ("EITF") of the Financial
Accounting Standards
Board reached a final consensus on Issue 03-1, The Meaning of
Other-Than-Temporary Impairment and Its Application to Certain Investments
("EITF 03-1").  EITF 03-1 requires that when the fair value of an investment security is less than its carrying value, an impairment exists for which the determination must be made as to whether the impairment is
other-than-temporary.  The EITF 03-1 impairment model applies to all investment securities accounted for under Statement of Financial Accounting Standards
("SFAS")
No. 115, Accounting for Certain Investments in Debt and Equity Securities and to
investment securities accounted for under the cost method to the extent an impairment indicator exists.  Under the guidance, the determination of whether an impairment is other than temporary, and therefore would result in a recognized loss, depends on market conditions and management's intent and ability to hold the securities with unrealized losses.  In September 2004, the
Financial Accounting Standards Board ("FASB") approved EITF 03-1-1 The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,
as amended ("EITF 03-1-1") which defers the effective date for the recognition and measurement guidance contained in EITF 03-1-1 until certain issues are resolved.  The disclosure requirements of EITF 03-1 remain effective and are included in Note 4 of these Consolidated Financial Statements.

In December 2003, the American Institute of Certified Public Accountants issued
Statement of Position 03-3, Accounting for Certain Loans or Debt Securities
Acquired in a Transfer ("SOP 03-3").  SOP 03-3 addresses revenue recognition and impairment assessments for certain loans or debt securities that were purchased at a discount that was attributable, at least in part, to credit quality.  SOP
03-3 states that where expected cash flows from the loan or debt security can be reasonably estimated, the difference between the purchase price and the expected cash flows (i.e., the "accretable yield") should be accreted into income.  In addition, SOP 03-3 prohibits the recognition of a reserve for impairment on the purchase date.  Further, SOP 03-3 requires that the allowance for loan losses be supported through a cash flow analysis, on either an individual or on a pooled basis, for all loans that fall within the scope of the guidance.  The Bank will adopt SOP 03-3 as of the beginning of fiscal year 2005 and is currently assessing the potential impact on
the Consolidated Financial Statements.

NOTE 2. Business Combinations

The Parent contributed all issued and outstanding shares of a wholly owned subsidiary, Merrill Lynch Private Finance, Inc. ("MLPF"), to the Bank on
November 9, 2004.  As a result of the internal reorganization, the Bank holds
MLPF as a direct wholly owned subsidiary.  MLPF is engaged in the business of marketing, originating, and servicing loans secured by securities and other investment assets held in securities accounts maintained with MLPF's affiliated broker-dealer, MLPF&S.  The internal reorganization of entities under common control is reflected in the consolidated financial statements as if the business had been combined as of the beginning of the reported periods, December 29,
2001.  This internal reorganization resulted in an increase of $3,421 to the
Bank's total stockholder's equity on December 29, 2001.  MLPF operating activities increased net earnings by $309 in 2004 and by $596 in 2003, and decreased net earnings by $1,301 in 2002.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 3. Trading Assets and Liabilities

Trading Assets are summarized below:
                                    December 31,     December 26,
                                            2004             2003
Debt instruments:
     Mortgage-backed securities        $1,198,728      $1,390,727
     Asset-backed securities               79,062         102,828
     U.S. Treasury                         19,933          19,883
Derivative receivables :
     Interest rate swaps                   10,571           3,842
     Interest rate futures                     74              --
Total                                  $1,308,368      $1,517,280

Trading derivative payables of $11,593 and $15,763 as of December 31, 2004 and
December 26, 2003, respectively, are reported in other liabilities. Gains and losses on trading activities include gains/losses recognized at the time securities are transferred from the available-for-sale portfolio to trading.
The gross gains included in earnings from transfers of securities from the available-for-sale portfolio into trading during 2004, 2003, and 2002 were $0,
$0, and $5,392, respectively.

Trading income (losses) follow:
                                                 For Year Ended December 31, 2004

                                         Realized      Unrealized        Total
Mortgage-backed securities                   $544       $ (9,416)    $ (8,872)
Asset-backed securities                       35          (2,685)      (2,650)
U.S. Treasury                                (37)              24        (13)
Interest rate swaps                      (15,257)           6,409      (8,848)
TBA forward contracts                     (3,376)              --      (3,376)
Interest rate futures                       (221)              74       (147)
Total                                  $ (18,312)       $ (5,594)   $ (23,906)

                                              For Year Ended December 26, 2003

                                         Realized      Unrealized        Total
Mortgage-backed securities                 $ 365       $ (2,970)     $ (2,605)
Asset-backed securities                       126         1,168          1,294
U.S. Treasury                               9,356            (40)        9,316
Interest rate swaps                      (10,005)         (4,596)     (14,601)
TBA forward contracts                     (7,714)              --      (7,714)
Interest rate options                       (438)              --        (438)
Interest rate futures                       (781)              --        (781)
Credit default swaps                      (2,201)         (1,891)      (4,092)
Total                                   $ (11,292      $ (8,329)    $ (19,621)

                                              For Year Ended December 27, 2002

                                         Realized      Unrealized        Total
Mortgage-backed securities                 $7,130     $ (7,904)        $ (774)
Asset-backed securities                        80         (8,292)      (8,212)
Loans receivable                           11,678           2,087       13,765
Interest rate swaps                      (20,051)           2,409     (17,642)
Interest rate futures                        449               --         449
Credit default swaps                           --             301          301
Total                                     $ (714)      $ (11,399)   $ (12,113)

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 4. Securities

Securities on the Consolidated Balance Sheets include certain securities that do not qualify for the accounting prescribed by
SFAS No. 115.  Securities reported on the Consolidated Balance Sheets follow:

                                     December 31,    December 26,
                                            2004             2003
Available-for-sale                    $25,422,273     $28,037,775
Held-to-maturity                            4,000              --
Nonqualifying (1)                       2,338,683       2,347,108
Total                                 $27,764,956     $30,384,883

(1) Nonqualifying includes preferred stock that does not qualify as a debt or marketable equity security under SFAS No. 115.

Information regarding investment securities subject to SFAS No. 115 follows:

                                                                 December 31, 2004

                                            Gross           Gross
                           Amortized   Unrealized      Unrealized    Estimated
                                Cost        Gains          Losses   Fair Value
Available-for-sale
Asset-backed securities$ 14,794,971      $ 16,787      $ (21,984) $ 14,789,774
Mortgage-backed securities 7,501,501      169,657         (9,525)    7,661,633
U.S. Treasury and
     government agencies   1,762,069           --       (13,459)     1,748,610
Corporate debt securities    323,769          548        (1,923)       322,394
Non-U.S. government agencies 803,253       15,088              --      818,341
Other                         74,521        8,841         (1,841)       81,521
Total                  $25,260,084       $210,921      $ (48,732)  $25,422,273

Held-to-maturity
  Assets-backed securities$         4,000$         --$         --$          4,000

                                                                 December 26, 2003

                                            Gross           Gross
                           Amortized   Unrealized      Unrealized    Estimated
                                Cost        Gains          Losses   Fair Value
Available-for-sale
Asset-backed securities $ 15,442,542      $60,791      $ (47,261)  $15,456,072
Mortgage-backed securities 5,104,697     311,020          (5,916)    5,409,801
U.S. Treasury and
     government agencies   5,693,815        2,858        (12,370)   5,684,303
Corporate debt securities    668,383      11,331             (9)      679,705
Non-U.S. government agencies 741,080           --        (12,745)     728,335
Other                        74,522        6,276          (1,239)      79,559
Total                   $ 27,725,039     $392,276     $ (79,540)  $28,037,775

At December 26, 2003, the Bank had no held-to-maturity securities.

At December 31, 2004 and December 26, 2003, $380,417 and $487,712
respectively, of purchases of securities were unsettled
with the related payable reported in unsettled securities payable.

The activity from sales of securities is summarized below:

                                                    For Years Ended

                                     December 31,    December 26, December 27,
                                             2004            2003         2002
Available-for-sale
Proceeds                              $17,029,566     $31,248,922  $25,772,382
Net realized gains (1)                     53,834         113,545      109,825
Tax provision                              18,722          40,580       42,703

Trading
Proceeds                             $ 13,607,125    $ 30,803,636  $ 4,720,284
Realized gains                                542           9,847        7,210
Tax provision                                 202           3,736        2,867

(1) Includes losses on derivatives hedging the available-for-sale portfolio of $154,823, $386,263, and $95,978 for 2004, 2003
and 2002, respectively.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

Available-for-sale securities with unrealized losses as of December 31, 2004 are presented in the following table by the length of time individual securities have been in continuous unrealized loss position.  The fair value and unrealized loss amounts are reported net of derivatives qualifying as hedges.

                                                               December 31, 2004

                                               Less than 12 monthsGreater than 12 months
                                                        Gross             Gross
                                       Gross           Unrealized       Unrealized
           Amortized CostFair ValueUnrealized LossFair Value      LossesFair Value
Losses

Asset-backed securities$ 6,472,897$ 6,459,727$  (13,170)$ 6,249,360$ (7,860) $210,367
$ (5,310)
Mortgage-backed
     securities 3,184,242 3,176,049   (8,193) 2,810,809 (3,627)  365,240 (4,566)
U.S. Treasury   1,762,069 1,751,090  (10,979)1,596,197  (2,201)  154,893 (8,778)
Corporate debt
     securities   146,160   144,200   (1,960)    85,517 (1,953)   58,683     (7)
Non-U.S. government
     agencies     803,253   784,445  (18,808)        --      --  784,445(18,808)
Other              59,523    57,682   (1,841)        --      --   57,682 (1,841)
Total        $12,428,144 $12,373,193$ (54,951)$10,741,883$ (15,641)$1,631,310
$ (39,310)

The majority of the unrealized losses relate to asset and mortgage-backed,
U.S. Treasury, and non-U.S. government agency securities.  The unrealized losses are primarily the result of changes in interest rates.  Approximately
82% of the securities with unrealized losses are AA and AAA rated.  MLBUSA has the ability and intent to hold the securities for a period of time sufficient for a forecasted market price recovery of at least the amortized cost of the securities.

During 2004 and 2003, the Bank determined that certain available-for-sale asset-backed securities were other-than-temporarily impaired and recognized losses of $29,680 and $114,046, respectively.

The change in net unrealized gains (losses) on securities included in other comprehensive income represents the net unrealized holding gains (losses), considering the effect of derivatives that qualify for fair value hedge accounting treatment.  Reclassification adjustments are amounts recognized in net earnings during the current year that had been part
of other comprehensive income in prior years.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

The components of the net change follow:
                                                     For Years Ended
                                     December 31,   December 26,  December 27,
                                             2004           2003          2002
Net unrealized holding gains  (losses) arising
   during the period, net of taxes        $15,333        $36,271    $ (44,587)
Reclassification adjustment for net gains (losses)
   included in net earnings, net of taxes  14,798       (20,498)        48,381
Net change                                $30,131        $15,773        $3,794

The maturity schedule of the amortized cost and estimated fair values of securities subject to SFAS No. 115 is presented below.  The distribution of mortgage-backed and asset-backed securities is based on contractual maturities.  Actual maturities may differ because the issuer may have the right to call or prepay the obligations.

                                                 December 31, 2004

                                        Amortized      Estimated
Available-for-sale                           Cost     Fair Value

Due in one year or less               $ 1,659,266     $1,650,649
Due after one year through five years   2,933,313      2,937,693
Due after five years through ten years  6,266,101      6,356,565
Due after ten years                    14,401,404     14,477,366
Total                                 $25,260,084    $25,422,273

Held-to-maturity
Due after ten years                        $4,000         $4,000

From time-to-time, MLBUSA pledges securities in secured financing transactions to finance its investing activities.  These secured financings are conducted with affiliates.  Securities pledged as collateral that can be sold or repledged by the secured party amounted
to $4,973,687 at December 31, 2004 and $7,498,277 at December 26, 2003.

NOTE 5. Loans and Leases Held for Sale

Loans and leases held for sale consist of:
                                     December 31,  December 26,
                                             2004           2003

Automobile                             $2,832,053     $1,994,903
Residential mortgages                   1,830,237      3,166,373
Commercial                                698,554        585,021
Leases                                    120,015         26,909
Deferred (fees) expenses, net           (250,899)          3,825
Total                                  $5,229,960     $5,777,031

As of December 31, 2004 and December 26, 2003, the adjustment to reduce the loan cost to estimated market value was $32,018 and $12,663, respectively.
The net amount included in gains on sales of loans in 2004, 2003, and 2002 to reduce the loan balance to LOCOM was $19,355, $8,786 and $4,774, respectively.

The Bank's exposure to credit risk associated with its lending activities is measured on an individual customer basis as well as by groups of customers that share similar attributes.  In the normal course of its business, the
Bank has concentrations of credit risk in its loan portfolio in certain geographic areas.

At December 31, 2004 and December 26, 2003, states in which the principal amount of loans held for sale exceeded
5%  of total loans held for sale follow:

2004  2003

California              14%      14%
Texas                   9         6
Florida                 8        15
New York                6         7
Delaware                6         0
Georgia                 4         9

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 6. Loans and Leases Receivable

Loans and leases receivable ("loans") are summarized below:

                                     December 31,  December 26,
                                             2004           2003
Consumer
   Residential mortgages               $8,428,722     $9,128,943
   Residential construction               673,551        562,538
   Securities-based                     2,858,017      1,083,318
   Automobile                                  --        177,131
   Delayed debit                           60,986         41,733
   Unsecured                                8,269          7,690
        Total consumer                 12,029,545     11,001,353

Commercial
   Asset-based                          6,136,357      5,791,759
   Commercial and industrial            5,321,019      4,843,124
   Real estate                          3,390,356      2,329,236
   Securities-based                     1,141,961      1,220,516
   Unsecured                            1,079,480        926,199
   Lease financing                        570,610        328,136
   Hedge fund lending                     124,414             --
   Other                                       20             22
        Total commercial               17,764,217     15,438,992

Deferred fees, net                      (173,923)       (86,860)
Total                                 $29,619,839    $26,353,485

The principal balance of nonaccruing loans was $183,089 and $209,724 at
December 31, 2004 and December 26, 2003, respectively.  Foregone interest income on nonaccruing loans during 2004, 2003, and 2002 was approximately
$15,762, $13,860, and $7,944, respectively.

Information pertaining to impaired loans is summarized below:

                                     December 31,  December 26,
                                             2004           2003

Impaired loans with an allowance for loan loss$123,442  $211,952
Impaired loans without an allowance for loan loss         72,963 --
Total                                    $196,405       $211,952
Allowance for loan losses related to impaired loans      $25,910  $53,133

                                                 For Years Ended
                                     December 31,   December 26, December 27,
                                             2004           2003         2002

Average investment in impaired loans   $  230,445      $ 195,525    $ 154,462
Interest income recognized on impaired loans$      1,433$     1,488$     2,042
Interest income recognized on a cash basis on impaired loans$      1,252$     1,022
$        390

Loan credit quality reviews completed in 2004 identified that the small business lending portfolio in Merrill Lynch Business Financial Services, Inc.
(MLBFS) experienced a decline in credit quality.  As a result of the credit quality decline, small business loans totaling approximately $135,400 were identified as impaired during 2004.  See Note 7 for further information regarding the small business loan portfolio.

The Bank's exposure to credit risk associated with its lending activities is measured on an individual customer basis as well as by groups of customers that share similar attributes.  In the normal course of its business, the
Bank has concentrations of credit
risk in its loan portfolio in certain geographic areas.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

At December 31, 2004 and December 26, 2003, states in which the principal amount of loans receivable exceeded 5%
of total loans receivable follow:

                     2004      2003

California             17%     16%
New York               11      11
Florida                 9       8
Texas                   7       7
Georgia                 6       8
New Jersey              5      6

At December 31, 2004 and December 26, 2003, industry groups in which the principal amount of consumer and commercial loans receivable exceeded 5% of total consumer and commercial loans receivable are as follows:

                     2004      2003
Consumer products
  and services          47%     40%
Capital goods          14        19

To limit the Bank's credit risk exposure, most lending, other than unsecured commercial loans, is done on a secured basis.  Secured commercial loans are generally collateralized by the borrower's receivables, inventory, fixed assets, real estate, other assets or combination of assets.  Closed-end real estate secured loans generally do not exceed 80% of the collateral's appraised value at origination, unless appropriate credit enhancement is obtained in the form of private mortgage insurance or readily marketable collateral.  Open-end real estate secured loans generally do not exceed 90%
of the collateral's appraised value at origination.  Securities-based loans are established with a loan-to-value ratio ranging from 40% to 95%, depending on the type, quality and mix of the collateral provided.  Security values are monitored daily.  A maintenance call is issued by the Bank should the collateral value drop below minimum required levels.  The borrower must satisfy the call by providing additional securities or by paying down the loan.  Automobile loans are collateralized by liens on the financed
vehicle.   Asset-based loans are collateralized by various borrower owned assets, such as customer receivables or equipment.  While MLBUSA may fund up to 100 percent of the collateral's book value, all asset-based loans are characterized by over-collateralization of cash flows, MLBUSA lending at a discount to book value, MLBUSA ensuring that cash flows generated by the collateralizing assets are prioritized to service the Bank's loan, or a combination of two or more means to limit credit risk exposure.

NOTE 7. Allowance for Loan and Lease Losses and Unfunded Loan Commitments

Changes in the allowance for loan and lease losses are summarized below:

                                                 For Years Ended
                                     December 31,   December 26,  December 27,
                                             2004           2003          2002

Balance, beginning of year            $   152,179     $  128,951    $   99,231
Provision for loan and lease losses       171,291         53,797        89,268
Charge-offs, net of recoveries          (156,732)       (30,569)      (59,548)
Reserves transferred in internal reorganization
   (see Note 2)                               358             --            --
Foreign exchange revaluation                  128             --            --
Balance, end of year                  $   167,224    $   152,179    $  128,951

Loan loss provisions for the MLBFS small business lending portfolio totalled
$137,224, $52,377 and $24,985 for the periods ending December 31, 2004,
December 26, 2003 and December 27, 2002, respectively.  Charge-offs, net of recoveries, for the MLBFS small business lending portfolio were $144,711,
$29,207 and $16,411 for the periods ending December 31, 2004, December 26,
2003 and December 27, 2002.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

Changes in the allowance for unfunded loan commitments are summarized below:
                                                 For Years Ended
                                     December 31,   December 26,  December 27,
                                             2004           2003          2002

Balance, beginning of year             $   74,168     $   55,553     $  73,344
Net provision (recovery of  prior provision)25,579        18,615
Foreign exchange revaluation                   85             --            --
Balance, end of year                   $   99,832      $  74,168     $  55,553

NOTE 8. Property and Equipment

Property and equipment are summarized below:

                                     December 31,   December 26,
                                             2004           2003

Land                                         $356           $356
Buildings                                  22,603         22,550
Furniture, equipment, and software         72,067         66,281
Leasehold improvements                     19,167         17,606
Construction-in-progress                    6,291          1,504
Total                                     120,484        108,297

Less accumulated depreciation and amortization (74,521) (62,992)
Property and equipment, net               $45,963     $45,305

Depreciation expense was $9,632 in 2004, $9,579 in 2003, and $10,215 in
2002.  From time to time,
the Bank may acquire existing assets and related accumulated depreciation from the Parent or affiliates.

NOTE 9. Interest Bearing Deposits

MONEY MARKET DEPOSITS
The Bank, in conjunction with affiliated entities, maintains two bank deposit sweep programs known as Merrill Lynch Bank Deposit Program and Retirement
Asset Savings Plan.  These programs sweep certain cash balances associated with affiliate customer relationships into separate money market deposit accounts and, in the case of the bank deposit sweep program, transaction accounts at the Bank.  The weighted average interest rate for money market deposits effective at December 31, 2004, December 26, 2003, and December 27,
2002 was 1.3%, 0.5%, and 0.9%, respectively.

TIME DEPOSITS
The weighted average interest rate for time deposits (including the effect of hedges) was 2.7% at December 31, 2004, 2.7% at December 26, 2003 and 3.2% at
December 27, 2002.  Certain certificates of deposit are tied to various market indices.  The Bank has entered into interest rate swap agreements to convert these indices into London Interbank Offered Rate ("LIBOR") based funding.  Time deposits at December 31, 2004 and December 26, 2003 include
$154,452 and $39,904, respectively,  which are subject to a call option by the Bank.  Early withdrawals are prohibited except for a depositor's death or legal incapacity.

Deposits have the following maturities:

                                      December 31   December 26,
                                             2004           2003
Money market deposits and
  NOW accounts                        $54,788,219    $52,214,938
Certificates of deposit:
   One year or less                       216,224        649,503
   After one year to two years             86,383         92,980
   After two years to three years          66,620         85,860
   After three years to four years         52,446         66,071
   After four years to five years          44,265         52,969
   Thereafter                             156,188         49,689
Total certificates of deposits            622,126        997,072
Total                                 $55,410,345    $53,212,010

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 10. Borrowed Funds

FEDERAL FUNDS PURCHASED AND SECURITIES SOLD
UNDER AGREEMENTS TO REPURCHASE
Federal funds purchased and securities sold under agreements to repurchase generally mature within 30 days of transaction date.  Financial data pertaining to federal funds purchased and securities sold under agreements to repurchase follows:

                                                           Securities Sold under
                                              Federal Funds         Agreements
                                                  Purchased      to Repurchase
2004
Maximum amount outstanding at any month end     $   760,000      $   7,628,749
Average balance for the year                    $   180,189      $   6,758,181
Weighted average interest rate, end of year              --%             2.13%
Weighted average interest rate during the year         1.57%             1.33%

2003
Maximum amount outstanding at any month end     $   850,000        $10,617,339
Average balance for the year                    $   439,058       $  6,389,211
Weighted average interest rate, end of year            1.00%             0.80%
Weighted average interest rate during the year         1.14%             1.00%

2002
Maximum amount outstanding at any month end      $1,260,000        $ 6,811,614
Average balance for the year                    $   628,353        $ 2,254,468
Weighted average interest rate,
   end of year                                        1.25%            1.21%
Weighted average interest rate during the year        1.65%            1.36%

Federal funds purchased were $0 and $250,000 at December 31, 2004 and
December 26, 2003, respectively.  Securities sold under agreements to repurchase were $4,688,480 and $6,418,238 at December 31, 2004 and December
26, 2003, respectively.

ADVANCES FROM FHLB
As a member of the FHLB of Seattle, MLBUSA maintains a credit line that is a percentage of  total qualifying assets, subject to collateralization requirements.  Advances can be collateralized in the aggregate by deposits with the FHLB, certain mortgages or deeds of trust, securities of the U.S.
Government and its agencies, and other qualifying investments.  The maximum amount of credit that
the FHLB will extend for purposes other than meeting withdrawals varies from time to time in accordance with their policies.  The Bank has pledged collateral for its borrowings with a Blanket Pledge Agreement in favor of the
FHLB.  Under the agreement, the Bank must maintain collateral at levels prescribed by the FHLB according to the nature of the collateral held by the
Bank.

Collateral levels prescribed by the FHLB amounted to $2,651 at December 31,
2004 and December 26, 2003, respectively.  The interest rates charged by the
FHLB for advances vary depending upon maturity and the purpose of the borrowing.
Scheduled maturities of advances from the FHLB follow:

                                     December 31,                 December 26,
                                             2004                         2003

                                  Weighted Average             Weighted Average
                            Amount Interest Rates        Amount Interest Rates

Due within one year       $  2,200            5.29%    $      --          0.00%
After one but within three years--            0.00%       2,200           5.29%
                          $  2,200                     $  2,200

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

Financial data pertaining to advances from the FHLB follows:

                                                 For Years Ended
                                     December 31,   December 26,  December 27,
                                             2004           2003          2002

Weighted average  interest rate, end of year 5.29%          5.29%         1.33%
Weighted average interest rate during the year1.66%         1.93%         1.58%
Average balance for the year           $  224,156       $ 14,013   $  127,749
Maximum amount outstanding at any month end$  750,000 $   2,200  $  652,200

Other Borrowings
In 2003, MLBUSA borrowed $593,006 from a third party bank.  The borrowing was secured by a $593,006 interest in a pool of amortizing automobile loans owned by MLBUSA.  The weighted average maturity of the underlying automobile loans was approxi-mately 3.5 years.  MLBUSA paid interest on the borrowing equal to one month LIBOR plus 50 basis points.  In 2004, MLBUSA's interest in the pool of automobile loans was transferred to the third party bank to repay the borrowing.

Financial data pertaining to advances on this loan follow:

                                                 For Years Ended
                                     December 31,   December 26,
                                             2004           2003

Weighted average  interest rate, end of year   --          1.66%
Weighted average interest rate during the year1.63%        1.66%
Average balance for the year              $57,809        $13,033
Maximum amount  outstanding at any month end$565,549 $593,006

NOTE 11. Subordinated Debt

In connection with a credit facility between the Parent and MLBUSA, MLBUSA may borrow term subordinated debt in amounts to be agreed upon between MLBUSA and the Parent.  Individual term subordinated advances have a maturity of six years.  The maturity date of each advance automatically extends each year such that the remaining term is never less than five years.  Either the
Parent or MLBUSA may determine not to automatically extend the maturity upon proper notification to the other.  The interest rate charged is one month LIBOR plus 25 basis points.  There were no borrowings during 2004 or 2003.
NOTE 12. Income Taxes

The income tax provisions are summarized below:
                                                     For Years Ended
                                     December 31,   December 26,  December 27,
                                             2004           2003          2002
U.S. Federal:
   Current                               $373,640      $ 366,132      $451,097
   Deferred                                 23,44       774,686       (50,376)
                                          397,087        440,818       400,721
State and Local:
   Current                                 48,516         32,174        48,473
   Deferred                              (12,247)         14,665     (10,267)
                                           36,269         46,839        38,206
Total                                    $433,356       $487,657      $438,927

As part of the consolidated group, the Bank transfers to the Parent its current U.S. Federal, state and local tax liabilities.  Amounts payable to, or, receivable from the Parent are settled quarterly.  At December 31, 2004 and December 26, 2003 the Bank reported current income taxes payable to
Parent of $219,112 and $109,142, respectively.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

A reconciliation of the statutory U.S. Federal income tax rate to the Bank's effective tax rate follows:

                                                 Percentage of  Pre-tax Earnings
                                             2004           2003          2002

Statutory U.S. Federal income tax rate      35.0%          35.0%         35.0%
U.S. state and local income taxes, net of U.S. Federal benefit1.9        2.3
  2.7
Dividend received deductions                (1.8)         (0.8)          (0.7)
Other                                       (0.3)          (0.2)         0.2
Total                                       34.8%          36.3%         37.2%

Temporary differences that give rise to significant portions of the deferred tax assets/liabilities are summarized below:

                                     December 31,   December 26,
                                             2004           2003
Deferred tax assets:
Allowance for loan losses                 $67,101        $55,458
Allowance for unfunded loan commitments    37,504         27,500
New account fees                               --          2,354
Net unrealized loss on securities available-for-sale      22,262        24,514
Gain on sale of mortgage servicing assets   9,278         12,471
Deferred gains on swaps                     8,156         12,987
Mark-to-market on trading assets/swaps     46,839         48,141
LOCOM adjustment on held for sale loans    19,910         10,780
Deferred fees received                     17,816         15,139
Basis adjustment in MLNJIC  securities     35,855             --
Chargeoffs pursuing collection             36,965             --
Other                                      13,974         10,666
Total deferred tax assets                 315,660        220,010

Deferred tax liabilities:
Mark-to-market on cash flow hedges          (961)       (16,095)
Losses on swap terminations                    --          (281)
Deferred loan origination costs          (21,882)       (15,543)
Depreciation                             (80,780)       (27,502)
Other                                    (18,592)       (11,040)
Total deferred tax liabilities          (122,215)       (70,461)
Net deferred tax asset                   $193,445       $149,549

Management evaluated the weight of available evidence and concluded that it is more likely than not that the Bank will realize the net deferred tax asset in future years.

The Parent, in the normal course of business, is examined by the Internal
Revenue Service (the "IRS") and states in which it has business operations.
The Parent regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations.  As considered appropriate, tax reserves and the effective tax rate are adjusted when there is information available, or when an event occurs, requiring a change to the reserves.  The reassessment of tax reserves could have a material impact on the Bank's effective tax rate.

NOTE 13. Securitization Transactions and Transactions with Variable Interest
Entities

SECURITIZATION TRANSACTIONS:
The Bank has a significant financial interest in a qualifying special purpose entity ("QSPE").  In 2001, MLBUSA securitized $648,634 of residential mortgage loans.  To securitize these assets, MLBUSA established a QSPE,
Merrill Lynch Bank Mortgage Loan Trust 2001-A ("2001-A").  MLBUSA received
$648,105 of proceeds from this securitization and recognized a loss of
$1,032, inclusive of transaction costs.  The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.

Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A, including the residual tranche.  Specifically, the Bank retains a 97% interest in the VIE.  Retained interests of $275,958 and
$334,817 at December 31, 2004 and December 26, 2003, respectively, are recorded in available-for-sale mortgage-backed securities at fair value.  To obtain fair values, quoted market prices are used if available.  Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discounts rates, commensurate with the risks involved.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

The following table presents MLBUSA's key weighted-average assumptions used to estimate the fair value of the retained interests in 2001-A at December
31, 2004, and the pretax sensitivity of the fair values to an immediate 10 and 20 percent adverse change in these assumptions:
                                    December 31,
                                         2004
Weighted average life
   (in years)                            2.69
Expected credit losses
   (rate per annum)                       2.35%
   10% adverse change               $     (462)
   20% adverse change               $     (910)
Weighted average discount rate
   (rate per annum)                       4.42%
   10% adverse change               $     (355)
   20% adverse change               $     (657)
Prepayment speed
   (constant prepayment rate)            25.00%
   10% adverse change               $      (32)
   20% adverse change               $      (35)

The sensitivity analysis above, is hypothetical and should be used with caution.  In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities.  Further changes in fair value based on
a 10% or 20% variation in an assumption or parameter generally cannot be extrapolated because the relation-ship of the change in assumption to the change in fair value may not be linear.  Also, the sensitivity analysis does not consider any hedging action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.

For the years ended December 31, 2004, December 26, 2003 and December 27,
2002, cash flows received on the retained interests were $83,059, $97,369 and
$118,991, respectively.  As of December 31, 2004, the principal amount outstanding and delinquencies of the 2001--A securitized mortgage loans were
$276,196 and $12,352, respectively.  For the year ended December 31, 2004, there were no net credit losses on the 2001--A securitized mortgage loans.

In addition, during 2004, MLBUSA securitized certain aircraft lease asset-backed securities.  To securitize these assets, MLBUSA established a
QSPE, Airplanes Repackaged Transferred Securities Ltd., which issued two series of notes ("ARTS 1" and "ARTS 2") with a combined par value of
$186,000.  The Bank sold to the QSPE securities consisting of asset-backed and U.S. Treasury agency strips with a combined carrying value of $171,070, and contributed a financial insurance contract.  MLBUSA received $181,950 of proceeds from the securitization and recognized a gain on sale of securities of $10,880.  The gain on the sale of assets is determined with reference to the carrying amount of the financial assets transferred compared to their fair value at the date of transfer.  MLBUSA had no residual interest in this securitization as of December 31, 2004.

TRANSACTIONS WITH VARIABLE INTEREST ENTITIES
In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of  Variable Interest Entities  ("FIN 46"), which it subsequently revised in
December 2003.  The new accounting guidance clarifies the application of
Accounting Research Bulletin No. 51, Consolidated Financial Statements, for
enterprises that have interests in entities that meet the definition of a variable interest entity(VIE). A VIE is an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor and/or liquidity provider to various VIEs.

MLBUSA has entered into two transactions with  VIEs for which MLBUSA was deemed the primary beneficiary and must consolidate the VIEs.  Specifically,
MLBUSA has made loans to  these two VIEs totaling $126,000.   The assets of
the VIEs total approximately $132,800 as of December 31, 2004 and $27,200 as
of December 26, 2003.  The consolidated assets that collateralize the Bank's loans are generally loans or leases held for sale or held for investment.
Holders of the beneficial interests in these VIEs have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

In addition, the Bank holds a significant variable interest in two VIEs as a result of its lending and investments activities.  The first VIE was created to acquire and/or develop commercial and residential real estate.  That VIE will have total assets of approxi-mately $29,800 upon completion of the project.  The Bank's maximum exposure to loss as a result of its loan to the
VIE is $3,100, the amount of the loan commitment.  The second  VIE was created during the second quarter of 2004 to acquire automobile leases.  The
Bank also has an investment position in this VIE.  This VIE has total assets of approximately $229,000. The Bank's maximum exposure to loss as a result of its lending and investment activities in this VIE is $178,000, which assumes no collections on the outstanding loan and the complete loss of the equity investment.

NOTE 14. Affiliated Party Transactions

The Bank enters into various transactions with the Parent and its affiliated companies in connection with its operations.  The Bank's material affiliated party transactions (balances, income, or expense in excess of $10,000) have been grouped into General Services, Lending/Investing and Liquidity Risk
Management below:

GENERAL SERVICES
o The Bank's deposits are serviced by its affiliates, Merrill Lynch Money
Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated
(MLPF&S).  The Bank's expense for these services totaled $140,831, $138,767, and $145,578 in 2004, 2003,
and 2002, respectively.

o All of the Bank's securities are held in custody by MLPF&S.  Securities collateralizing certain loans receivable are also held by MLPF&S on behalf of the Bank.

o MLPF&S places deposits in the Bank as agent for brokerage customers.
MLPF&S typically overfunds customer deposits placed with the Bank, but sometimes underfunds the deposits.  The Bank pays to, or receives from,
MLPF&S interest on the overfunding or underfunding of customer deposits.
MLPF&S overfunded customer deposits with the Bank totaling $440,972 at
December 31, 2004 and underfunded customer deposits with the Bank totalling
$167,354 at December 26, 2003.  Interest paid to MLPF&S, net of interest received from MLPF&S, was $2,352, $179, and $346 during 2004, 2003, and 2002, respectively.

o The current portion of U.S. Federal and state income taxes payable represents a liability to the Parent. The total liability amount is $219,112 and $109,142 at December 31, 2004 and December 26, 2003, respectively.
Deferred income tax benefits will reduce the amounts payable to the Parent in future periods.

o At December 31, 2004, the Bank had $25,000 (with a deductible of $500) of errors and omissions coverage and $265,000 (with a deductible of $250) of fidelity bond insurance coverage in force with an affiliate.

o The Bank serves as trustee for the Retirement Preservation Trust and Equity
Index Trust collective trust funds.  The Bank has agreements with affiliates to perform transfer agent and advisory services for the funds.  Expenses for these services totaled $19,367, $17,949 and $16,588 in 2004, 2003, and 2002,
respectively.

o The Bank's employees provide various management, processing and advisory services to certain affiliates.  Income related to these services totalled
$53,017, $17,572, and $4,002 in 2004, 2003, and 2002, respectively.

LENDING/INVESTING:
o The Bank issues delayed debit cards to customers of MLPF&S.  The Bank funds draws as charges are made and receives payment once each month from the customer accounts.  The Bank has an agreement in place whereby MLPF&S pays the Bank one month LIBOR plus 100 basis points on the balance of advances.
Interest income totaled $8,546, $6,641, and $8,149 for 2004, 2003, and 2002, respectively.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

oThe Bank has agreements with affiliates, whereby the Bank originates and/or services loans on behalf of such affiliates.  Fees earned under such agreements totaled approximately $7,371, $3,448, and $3,289 in 2004, 2003 and
2002, respectively, and are included in servicing and other fees.  Loans being serviced under such agreements, including master servicing, totaled approximately $2,623,000, $578,000, and $572,000 at December 31, 2004,
December 26, 2003, and December 27, 2002, respectively.

oDuring 2004, 2003 and 2002, the Bank sold $10,108,465, $7,836,886 and
$210,871 of mortgage loans to affiliates at fair market value and recognized
$178,610, $164,360 and $5,339, respectively, in gains on these sales.

oDuring 2004, 2003 and 2002, the Bank, through its subsidiary MLBFS, participated $868,070, $1,040,126 and $1,259,979 of small business loans to affiliates.  The Bank received and recognized income of $12,566, $13,993,
$15,282 in 2004, 2003, and 2002,  respectively.

oThe Bank received and recognized income of $168,750, $156,143, and $113,836 in referral fees from affiliated companies in 2004, 2003 and 2002.  The fees are associated with the issuance of unsecured commercial lines of credit by the Bank.  Such income is included in line of credit fees.

oDuring 2003, MLBUSA sold, at fair market value, $309,161 of securities-based loans to Merrill Lynch Bank and Trust ("MLB&T").  The Bank recognized a gain on sale of these loans of $2,368.

o During 2002, MLBUSA purchased, at fair market value, $21,801 of securities-based loans from MLB&T.

LIQUIDITY AND RISK MANAGEMENT:
oThe Bank maintains a credit facility with its Parent in which the Parent provides a revolving credit loan in the principal amount of $250,000.
However, the Parent, at its discretion, may extend additional term subordinated debt to the Bank such that the aggregate amount owed to the
Parent may be greater than $250,000.  At December 31, 2004 and December 26,
2003, the balance on the revolving credit loan was $45,345, and $31,188, respectively, due upon demand.  There was no subordinated debt outstanding in
2004 or 2003.  During 2004, 2003, and 2002, the Bank paid a commitment fee for this facility of $206, $202 and $110, respectively.  Interest is charged on these borrowings based upon the Parent's prevailing cost of funds.  This rate averaged 1.5%, 1.5%, and 2.1% for 2004, 2003, and 2002, respectively.
The revolving credit loan amounts are included in payable to Parent and affiliated companies.

o The Bank had open interest rate swap agreements with two affiliates,
Merrill Lynch Capital Services and Merrill Lynch International, with notional amounts of approximately $1,442,126, $3,286,361, and $3,192,408 at December
31, 2004, December 26, 2003 and December 27, 2002, respectively.  Net interest expense generated from these swaps amounted to approximately
$45,603, $67,425, and $195,469 for 2004, 2003, and 2002, respectively, and is included as an addition to interest expense on deposits or as an offset to interest income on assets, as applicable.  At December 31, 2004 and December
26, 2003, there was a related net payable of $485 and net receivable of $11, respectively.

o As part of its liquidity management process, MLBUSA purchases and sells
Federal funds (Fed funds).  Some Fed funds purchases and sales transactions are with MLB&T.  Fed funds interest income received from MLB&T was $2,524,
$189, and $8 in 2004, 2003 and 2002, respectively.  Fed funds interest expense paid to MLB&T was $2,747, $5,008, and $10,409 in 2004, 2003 and 2002,
respectively.  At December 31, 2004 and December 26, 2003, MLBUSA had
purchased $0 and $250,000, respectively, in Fed funds from MLB&T.

o As part of its investment and liquidity management process, MLBUSA, from time to time, will enter into an agreement to sell its securities and repurchase them at a later date for a specified price.  These agreements, known as repurchase agreements, or repos, are a financing arrangement between the two parties.  MLBUSA entered into such agreements from time to time with
MLPF&S and Merrill Lynch Government Securities Inc. ("MLGSI").  At December
31, 2004 and December 26, 2003, MLBUSA`s securities sold under agreements to repurchase with these affiliates were $4,688,480 and $6,418,238, respectively.  For the years 2004, 2003 and 2002 interest expense paid to
MLPF&S for the above was $82,966, $63,368, and $30,826, respectively.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 15. Commitments, Contingencies, and Guarantees

COMMITMENTS
In the normal course of business, the Bank enters into a number of off-balance sheet commitments.  These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews
as those recorded on the consolidated balance sheet.

CREDIT EXTENSION
The Bank enters into commitments to extend credit and commercial letters of credit to meet the financing needs of its customers.
A summary of the Bank's unfunded commitments to extend credit follows:

                             December 31,    December 26,
                                  2004            2003
Consumer
Residential mortgages       $3,658,437      $3,609,255
Residential construction       535,106         477,620
Securities-based               307,901         484,158
Total consumer               4,501,444       4,571,033

Commercial
Asset-based                  6,631,741       5,093,093
Commercial and industrial    3,253,867       2,614,623
Real estate                    987,659         363,843
Securities-based               230,872         415,374
Unsecured                    14,668,978      10,135,220
Hedge fund lending             175,586              --
Other                           33,766         117,566
Total commercial             25,982,469      18,739,719
Total                       $30,483,913     $23,310,752

Commitments to extend credit are legally binding, generally have specified rates and maturities and are for specified purposes. In many instances, the borrower must meet specified conditions before the Bank is required to lend.
The Bank manages the credit risk on these commitments by subjecting these commitments to normal credit approval and monitoring processes.

States in which the amount of unfunded commitments were 5% or greater of total unfunded commitments as of December 31, 2004
and December 26, 2003 follow:
                          2004      2003

California                  13%      12%
New York                    13        12
Illinois                     7        9
Texas                        7        7
Florida                      6        6
Virginia                     6        5
Georgia                     --        6

At December 31, 2004 and December 26, 2003 industry groups in which the principal amount of unfunded commitments exceeded 5% of total loans and leases receivable follow:

                          December 31,   December 26,
                                  2004            2003

Consumer products and services      38%             24%
Capital goods                       25              15

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

Unfunded commitments to extend credit have the following contractual remaining maturities at December 31, 2004:

                                                         Expires in
                                            After 1         After 3
                                               Through      Through       After
                           1 Year or Less      3 Years      5 Years     5 Years

Consumer
 Residential mortgages        $ 1,053,807    $ 421,472     $ 82,636 $ 2,100,522
Residential construction          358,109      176,997           --          --
Secured-based                      62,614       91,948      153,339          --
Total consumer                  1,474,530      690,417      235,975   2,100,522

Commercial
Asset-based                     4,096,743    1,676,906      668,092     190,000
Commercial and industrial       1,758,444      482,168      742,582     270,673
Real estate                        70,613      299,074      119,298     498,674
Securities-based                   77,008       49,832      104,032          --
Unsecured                       5,968,159    3,213,688    5,242,090     245,041
Hedge fund lending                175,586           --           --          --
Other                               4,335       27,510        1,565         356
Total commercial               12,150,888    5,749,178    6,877,659   1,204,744
Total                         $ 13,625,418 $ 6,439,595  $ 7,113,634 $ 3,305,266

During 2004, the Bank entered into a master repurchase agreement with the
Parent and an affiliate, Merrill Lynch Government Securities, Inc. in which
MLBUSA agrees to purchase securities issued or guaranteed by the United
States of America or its agencies, and such other securities that are permissible under applicable bank regulations, and the seller agrees to repurchase the securities at time specified at purchase (a repurchase agreement) up to a maximum of $5,000,000.  As of December 31, 2004 no securities had been purchased pursuant to this agreement.

The Bank is also committed to fund charges resulting from MLPF&S customers'
use of delayed debit cards issued by the Bank.  These advances are collateralized by either cash on deposit at the Bank or cash and securities held in the customer's MLPF&S account.

For each of these types of instruments, the Bank's maximum exposure to credit loss is represented by the contractual amount of these instruments.  Many of the commitments are collateralized, or would be collateralized upon funding, and most are expected to expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent the risk of loss or future cash requirements.

Purchase and Sale
At December 31, 2004, the Bank had committed to purchase leases to be originated by a third party finance company in amounts totalling $175,076 over the next year.

At December 31, 2004, the Bank had committed to purchase residential loans in the future in the amount of $150,845.

Operating Leases
The Bank leases office space and equipment under operating leases with various expirations through 2014.  Minimum lease payments as of December 31,
2004 follow:

               December 31, 2004
2005                      $6,401
2006                       5,909
2007                       6,441
2008                       6,110
2009                       5,591
Thereafter                 27,209
Total                     $57,661

Rental expense under operating leases, included in occupancy and related depreciation, approximated $2,886 in 2004, $2,967 in 2003 and $2,412 in 2002.

Other
MLBUSA's money market and time deposits are deposited at the Bank by MLPF&S, an affiliate, as agent for certain customers.  The Bank's funding of its assets is dependent upon these deposits and the affiliate's ongoing relationships with its customers. On February 15, 2005 the New York Stock
Exchange released an Information Memo that provided guidance on a number of matters, including disclosures which MLPF&S must make to its customers who opt to have cash balances in their securities accounts swept into MLBUSA insured deposit accounts.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

CONTINGENCIES
The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses.  Management of the Bank, based on its review with counsel of develop-ment of these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these proceedings will not be material to the Bank's consolidated financial condition or results of operations.

GUARANTEES
MLBUSA provides guarantees to counterparties in the form of standby letters of credit.  Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party the financial commitments or contractual obligations of the Bank's customer.  MLBUSA has also entered into a guarantee with an SPE in the form of a total return swap.  The total return swap guarantees that the SPE's assets will be equal to a specified price at maturity of the swap.

These guarantees are summarized at December 31, 2004 below:

Type of GuaranteeMaximum  Payout/ NotionalCarrying ValueValue of Collateral

Standby letters of credit   $   1,733,362     $   19,347  $   567,318 (1) (2)
Total return swap with SPE  $  25,000 (3)   $         --   $          --

(1) Marketable securities delivered by customers to MLBUSA collateralize up to $157,091 of the standby letters of credit.

(2) In the event MLBUSA funds the standby letters of credit, the Bank has recourse to customers on whose behalf the Bank issued the standby letter of credit in the amount of $1,099,483.

(3) The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value
should not be considered as a substitute for maximum payout.

Expiration information for these contracts follow:

Type of  GuaranteeMaximum Payout/NotionalLess than 1 Year1-3 Years4-5 YearsOver 5 Years

Standby letters of credit $1,733,362      $573,050 $396,710  $129,723    $633,879
Total return swapwith SPE$     25,000      $25,000$        --$        --$         --

The amounts above includes two-party letters of credit issued by the Bank in
2004 and 2003 in conjunction with a principal protected mutual fund.  The two-party letters of credit require the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven years is less than the amount originally invested.  This fund is managed using an algorithm that requires holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event.
The Bank's maximum potential exposure to loss with respect to the two-party letters of credit total $633,879.  Such a loss assumes that
no funds are invested in risk-free investments, and that all investments suffer a total loss.  As such, this measure significantly overstates the
Bank's expected loss exposure at December 31, 2004.

In connection with certain asset sales and securitization transactions,
MLBUSA typically makes representations and warranties about the underlying assets conforming to specified guidelines.  If the underlying assets do not conform to the specifi-cations, MLBUSA may have an obligation to repurchase the assets or indemnify the purchaser against any loss.  To the extent these assets were originated by others and purchased by the Bank, MLBUSA seeks to obtain appropriate representations and warranties in connection with its acquisition
of the assets.  The Bank believes that the potential for loss under these arrangements is remote.  Accordingly, no liability is recorded in the
Consolidated Financial Statements.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 16. Capital Requirements

MLBUSA is subject to various regulatory capital requirements administered by
U.S. Federal and state banking agencies.  Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.
MLBUSA's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets
(as defined).  Management believes, as of December 31, 2004 and December 26,
2003, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2004, the most recent notifi-cation from the FDIC categorized MLBUSA as "well capitalized" under the regulatory framework for prompt corrective action.  To be categorized as "well capitalized," MLBUSA must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table.  There are no conditions or events since that notification that management believes have changed MLBUSA's category.

The Bank's actual capital amounts and ratios are presented in the following table:

Minimum to be                                   Minimum for Capital

Actual                         Adequacy Purposes Well Capitalized

                                Amount  Ratio      Amount Ratio     Amount Ratio
December 31, 2004
Total capital (Tier 1 + Tier 2)
     to risk-weighted assets $5,438,30810.81%  $4,024,003  8.0% $5,030,004 10.0%
Tier I capital to risk-weighted assets $5,171,255  10.28%$2,012,001   4.0%$3,018,002
6.0%
Tier I capital to average assets$5,171,2557.58%$2,730,641  4.0%$3,413,301  5.0%

December 26, 2003
Total capital (Tier 1 + Tier 2)
     to risk-weighted assets  $4,696,035  11.25% $3,339,182   8.0%$4,173,977 10.0%
Tier I capital to risk-weighted assets$4,469,689   10.71%$1,669,591   4.0%$2,504,386
 6.0%
Tier I capital to average assets$4,469,689  6.45%$2,771,476   4.0%$3,464,346  5.0%

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 17. Cash and Dividend Restrictions

CASH
Federal Reserve Board regulations require reserve balances on certain deposits to be maintained with the Federal Reserve Bank.  The average required reserve was $276,444 and $205,790 in 2004 and 2003, respectively.

DIVIDENDS
The Bank is chartered under the laws of the State of Utah and its deposits are insured by the FDIC.  Under Utah law, the Bank may not pay a dividend out of net profits until it has (1) provided for all expenses, losses, interest, and taxes accrued or due from the Bank and (2) transferred to a surplus fund
10% of its net profits before dividends for the period covered by the dividend, until the surplus reaches 100% of its capital stock.  For purposes of these Utah dividend limitations, the Bank's capital stock is $1,000 and its capital surplus exceeds 100% of capital stock.

Under FDIC regulations, the Bank may not pay any dividend if, following the payment of the dividend, the Bank would be "undercapitalized," as defined under the Federal Deposit Insurance Act and applicable regulations. The Bank complied with the aforementioned dividend restrictions for the years ended
December 31, 2004, December 26, 2003 and December 27, 2002.  The Bank
declared $110,000, $317,000 and $580,000 in dividends during 2004, 2003, and
2002, respectively.

NOTE 18. Employee Benefit Plans

The Bank provides retirement benefits to its employees under defined contribution plans sponsored by the Parent, consisting of the Retirement
Accumulation Plan, the Employee Stock Ownership Plan, and the 401(k) Savings
and Investment Plan.  These plans cover substantially all employees who have met age and service requirements.

Employee retirement expense allocated to the Bank was approximately $4,096,
$3,142, and $2,461 for the years ended December 31, 2004, December 26, 2003, and December 27, 2002, respectively.

The Bank participates in the Parent`s Long-Term Incentive Compensation Plans,
which include, among other plans, a nonqualified stock option ("options")
program for certain employees.  Under this program, options granted in 1996 through 2000 generally are exercisable over five years; options granted in
2001 and 2002 became exercisable after six months; and option grants in 2003 and 2004 generally become exercisable over four years.  The exercise price of these options is generally equal to 100% of the fair value of a share of the Parent's stock on the date of grant.  These options expire ten years after their grant date.

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 19. Derivatives

MLBUSA uses derivative instruments to manage its interest rate, credit and foreign exchange risk positions.
The types of derivative instruments used and the Bank's accounting for those instruments are discussed in Note 1.
MLBUSA's derivative positions at December 31, 2004 and December 26, 2003 follow:

                                       December 31, 2004        December 26, 2003
                                     Notional  Fair Value    Notional Fair Value
Interest rate swaps
   Bank receives fixed/pays floating$   6,190,125$       3,830$ 14,078,876$82,230
   Bank receives floating/pays fixed18,251,974   (76,473)  13,838,562  (324,612)
   Bank receives CPI-equity linked/pays floating   63,450       (215)     15,000
4,620
Interest rate futures                 789,422     (1,332)   2,194,000      (659)
Interest rate options                 674,752       (338)          --         --
Credit default swaps                4,117,814    (22,605)   2,692,819    (7,049)
Principal protection guarantees       606,173       5,023     273,719      2,583
Pay equity linked                      43,450         500      15,000    (4,632)
Total return swaps/credit link note 1,029,626       7,486     298,719      1,717
Foreign exchange forward contracts  1,949,369    (30,843)   1,808,527   (33,257)
To-be-announced security forward contracts120,000   (150)      50,000      (563)
Rate-locked mortgage loan pipeline    462,859       (245)     399,722      (109)
Total                           $  34,299,014 $ (115,362) $35,664,944$ (279,731)
Weighted average receivable interest rate2.30%                   1.23%
Weighted average payable interest rate (3.12)%                 (2.41%)

FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2004, December 26, 2003 and December 27, 2002

NOTE 20. Fair Value of Financial Instruments

The carrying and estimated fair value amounts of the Bank's financial instruments are summarized below:

                                        December 31, 2004        December 26, 2003
                                    Carrying   Estimated     Carrying      Estimated
                                       Amount  Fair Value      Amount      Fair Value
Assets
Cash and due from banks and cash equivalents$  1,553,811$  1,553,811$  1,231,630
$  1,231,630
Federal funds sold                         --          --      45,000        45,000
Trading assets                      1,308,368   1,308,368   1,517,280       1,517,280
Securities                         27,764,956  27,764,956 30,384,883       30,384,883
Loans held for sale                 5,229,960   5,257,363   5,777,031       5,817,380
Loans and lease receivables, net   29,452,615  29,522,737 26,201,306       26,320,899
Accrued interest receivable           215,625     215,625     182,171        182,171
Investment in Federal  Home Loan Bank 121,106     121,106     116,214        116,214
Cash delivered to collateralize derivative obligations162,839 162,839        290,173
290,173
Receivable from Parent and affiliated companies   192,608     192,608         2,295
 2,295
Net deferred income taxes             193,445     193,445     149,549        149,549
Derivatives assets                     53,534      53,534      66,495        66,495
Liabilities
Money market deposit accounts     $54,788,219 $54,788,219$  52,214,938   $52,214,938
Time deposits                         622,126     623,245   997,072        1,010,278
Federal funds purchased and securities sold
under agreements to repurchase      4,688,480   4,688,480 6,668,238        6,668,238
Advances from Federal Home Loan Bank    2,200       2,737       2,200        2,323
Other borrowings                           --          -- 593,006           593,006
Payable to Parent and affiliated companies87,738   87,738    104,944         104,944
Current income tax payable            219,112     219,112    109,142         109,142
Derivative liabilities                168,272     168,272     331,041        331,041

Cash equivalents, federal funds sold, trading assets, securities, accrued interest receivable, investment in Federal Home Loan Bank, receivable from
Parent and affiliated companies, income tax receivable, cash delivered to collateralize derivative obligations, and derivative assets are carried at amounts that approximate fair value.  Fair values for the Bank's securities are based on quoted market prices, where available.  If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.  The Bank's estimate of fair value for loans held for sale and loans and leases receivable is determined based on loan characteristics.  For certain homogeneous categories of loans, including residential mortgages and home equity loans, fair value is estimated using market price quotations or previously executed transactions for securities backed by similar loans, adjusted for credit risk and other individual loan characteristics.  For all other loans, carrying value approximates fair value.

Money market deposit accounts, federal funds purchased and securities sold under agreements to repurchase, short-term advances from Federal Home Loan
Bank, other borrowings, payable to Parent and affiliated companies, income tax payable and derivative liabilities are carried at amounts which approximate fair value.  Fair values for fixed-rate time deposits and long-term advances from the Federal Home Loan Bank are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates and advances to a schedule of expected monthly maturities of these time deposits and advances.  Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices.  Fair values for OTC derivative financial instruments, principally forwards, options, and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments.  These derivatives are valued using pricing models based on the net present value of estimated future cash flows and directly observed prices from exchange-traded derivatives, other OTC trades or external pricing services.

MANAGEMENT'S REPORT
38 & 39

Merrill Lynch Bank USA
Administrative Offices
15 W. South Temple, Ste. 300
Salt Lake City, Utah 84101
(801) 526-8300
(800) 635-5281
Fax: (801) 521-6466
Fax: (801) 363-8611

March 2, 2005

To the Federal Deposit Insurance Corporation, Utah Department of Financial
Institutions
and Audit Committee of Merrill Lynch Bank USA:

Financial Statements
The management of Merrill Lynch Bank USA (the "Bank") is responsible for the preparation, integrity and fair presentation of its published financial statements and all other information presented in this annual report.  The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and, as such, include amounts based on informed judgments and estimates made by management.

Internal Control
Management is responsible for establishing and maintaining effective internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with both accounting principles generally accepted in the United States of America and the Federal Financial
Institutions Examination Council Instructions for Consolidated Reports of
Condition and Income (the "Call Report Instructions").  The system of internal controls contain monitoring mechanisms, and actions are taken to correct deficiencies identified.

There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls.  Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation.
Further, because of changes in conditions, the effectiveness of internal control may vary over time.
Management assessed the institution's internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with both accounting principles generally accepted in the United
States of America and Call Report Instructions, as of December 31, 2004.
This assessment was based on criteria for effective internal control over financial reporting, including safeguarding of assets, described in Internal
Control - Integrated Framework issued by the Committee of Sponsoring
Organizations of the Treadway Commission.  Based on this assessment, management believes that the Bank maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with both accounting principles generally accepted in the United
States of America and Call Report Instructions, as of December 31 2004.

Compliance With Laws and Regulations
Management is also responsible for ensuring compliance with the federal laws and regulations concerning loans  to insiders
and the federal and state laws and regulations concerning dividend restrictions, both of which are designated by the Federal Deposit Insurance
Corporation ("FDIC") as safety and soundness laws and regulations.
Management assessed its compliance with the designated safety and soundness laws and regulations for the year ended December 31, 2004 and has maintained records of its determinations and assessments as required by the FDIC.  Based on this assessment, management believes that the Bank has complied, in all material respects, with the designated safety and soundness laws and regulations for the year ended December 31, 2004.

/s/ Preston L. Jackson                /s/ Robert E. Wahlman

Preston L. Jackson                           Robert E. Wahlman
President and Chief Executive Officer                  Chief Financial Officer
Merrill Lynch Bank USA                       Merrill Lynch Bank USA

INDEPENDENT ACCOUNTANTS' REPORT

To the Audit Committee of Merrill Lynch Bank USA:
We have examined management's assertion, included in the accompanying
"Management's Report," that Merrill Lynch Bank USA maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with both accounting principles generally accepted in the United States of America and the Federal Financial Institutions
Examination Council Instructions for Consolidated Reports of Condition and
Income (the "Call Report Instructions") as of December 31, 2004 based on the criteria established in Internal Control - Integrated Framework issued by the
Committee of Sponsoring Organizations of the Treadway Commission (the "COSO
Report").  Management is responsible for maintaining effective internal control over financial reporting.  Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and,
accordingly, included obtaining an understanding of internal control over financial reporting, testing and evaluating the design and operating effectiveness of the internal control, and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may occur and not be detected.  Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that Merrill Lynch Bank USA maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with both accounting principles generally accepted in the United States of America and the Call Report Instructions as
of December 31, 2004, is fairly stated, in all material respects, based on the criteria established in the COSO Report.

We have not examined and accordingly, we do not express an opinion or any form of assurance on management's statement referring to compliance with laws and regulations.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
March 2, 2005